Exhibit 5
                        JAECKLE FLEISCHMANN & MUGEL, LLP

                           A T T O R N E Y S A T L A W

     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                     TEL (716) 856-0600 FAX (716) 856-0432


                                 August 7, 1998


Seneca Foods Corporation
1162 Pittsford-Victor Road
Pittsford, New York  14534


            Re:      Registration Statement on Form S-1 under the
                     Securities  Act of 1933, No. 333-58739 (the
                     "Registration Statement"); Issuance and
                     Sale of up to 4,166,667 shares of Convertible Participating Preferred Stock, with $0.025 par value per share
                     ("New Preferred Stock")

Ladies and Gentlemen:

                    As your counsel we have examined the Registration Statement dated August 7, 1998 and we are familiar with the documents referred to therein, as well as the Certificate of Incorporation and By-Laws of Seneca Foods Corporation (the "Company"), each as amended to date, such records of proceedings of the Company as we deemed material, and such other proceedings of the Company as we deemed necessary for the purpose of this opinion.

                    We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the shares of New Preferred Stock. In our opinion the shares of New Preferred Stock to be issued by the Company will be, when issued and paid for pursuant to the Registration Statement dated August 7, 1998 and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the shares of New Preferred Stock will be legally issued, fully paid and non-assessable.

                    We consent to the incorporation by reference of this opinion letter as an exhibit to the Registration Statement and to its attachment as an exhibit to the Prospectus contained therein.

                                            Very truly yours,
                                            JAECKLE FLEISCHMANN
                                            & MUGEL, LLP

                      Buffalo, New York Rochester, New York